UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin (Address of principal executive offices)	53214 (Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On October 6, 2009, RBS Global, Inc. (“RBS Global”) and Rexnord LLC (together with RBS Global, the “Registrants”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report that they entered into an amended and restated credit agreement (the “Credit Agreement”) and an amended and restated guarantee and collateral agreement (the “Guarantee and Collateral Agreement”), each dated as of October 5, 2009. This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 1.01 and 9.01 of the Report to include certain additional exhibits.

Section 1—Registrants’ Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

1. Amended and Restated Credit Agreement

A copy of the Credit Agreement, including all exhibits thereto, is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

2. Amended and Restated Guarantee and Collateral Agreement

A copy of the Guarantee and Collateral Agreement, including all exhibits thereto, is attached as Exhibit 10.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of October 5, 2009, among Chase Acquisition I, Inc., RBS Global, Inc., and Rexnord LLC, Credit Suisse, Cayman Islands Branch, as administrative agent and the lenders party thereto.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of October 5, 2009, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, the subsidiary guarantors party thereto and Credit Suisse, Cayman Islands Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 9th day of October, 2009.

REXNORD LLC

By:	/S/ PATRICIA WHALEY
Patricia Whaley
Vice President and General Counsel

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 9th day of October, 2009.

RBS GLOBAL, INC.

By:	/S/ PATRICIA WHALEY
Patricia Whaley
Vice President and General Counsel